EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the inclusion in the prospectus of this post-effective amendment No. 1 to the registration statement on Form SB-2 (No. 333-116455) of Secured Services, Inc. of our report, dated September 5, 2003, related to our audits of the financial statements of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. for the years ended December 31, 2002 and 2001. We also consent to the reference of our Firm under the caption "Experts" in the prospectus.





Chicago, Illinois                                   /s/ KPMG LLP
May 27, 2005                                     ----------------------------
                                                    KPMG LLP